EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:
Mercom Capital Group, llc
1-512-215-4452
invest@vmscctv.com

Visual Management Systems Announces 2007 Annual Results

TOMS RIVER, N.J. – Date – Visual Management Systems, Inc. (OTCBB: VMSY), a leading digital surveillance company based in Toms River, N.J., announced that it has filed its annual report on Form 10-KSB for the fiscal year ending Dec. 31, 2007 with the U.S. Securities and Exchange Commission .

Visual Management Systems  is an emerging leader in loss prevention management solutions and digital surveillance technologies that help corporate, government and individual business customers improve productivity and customer service while decreasing loss incurred from theft. The company’s digital and networked systems allow business owners and managers to remotely manage their physical assets from any location worldwide, yielding greatly improved efficiency while reducing enterprise security costs.

Net revenues for the year ended December 31, 2007 increased 40.5 percent to approximately $6.3 million from approximately $4.5 million for the year ended December 31, 2006.  The increased revenues reflected elevated sales efforts that resulted in sales to new customers and further penetration of the company’s existing customers.

Total operating expenses for the year ending 2007 were approximately $8.4 million, an increase of $4.8 million from the prior year.  This increase may be attributed to expanded employee related expenses, new cost of sales and additional professional fees as well as expenses resulting from the private placements that occurred in July and November 2007.

The company reported a net loss of approximately $9.8 million for the year ended December 31, 2007, of which approximately $4.2 million may be considered one-time occurrences, compared with a net loss of approximately $1.9 million for the year ended December 31, 2006.  Additionally, the company recorded a deemed dividend on the issuance of preferred stock of $0.6 million, which made the net loss applicable to common stockholders  approximately $10.4 million for the year ended December 31, 2007.

“We believe the outlook for the company is favorable.  Revenue growth year over year has remained strong, and taking into account the one-time expenses which will be isolated to 2007 we anticipate margins returning to their historic levels,” said Jason Gonzalez, Chief Executive.

A copy of this financial report can be accessed on the company’s web site at:  http://vmscctv.com/sec.php or on the Security Exchange Commission’s web site at: http://sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001284453&owner=include&count=40

About Visual Management Systems
Visual Management Systems, Inc. (VMS) is a publicly held manufacturer and marketer of loss prevention systems with shares traded under the stock symbol VMSY.  VMS delivers online corporate surveillance solutions anytime, anywhere that can help companies improve safety and security, worker productivity, customer service and return on investment .   Users of VMS’s surveillance technologies can view their operations live from anywhere in the world.   Through its wholly owned subsidiary, Visual Management Financial Services, the company provides flexible financial options for equipment and service purchases, making VMS solutions affordable for all types of businesses.  For more information visit the company’s Web site at http://www.vmscctv.com or contact corporate headquarters at 1-877-323-CCTV.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company's ability to attract and retain key personnel.

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